TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

EXHIBIT 23.2

CONSENT OF RYDER SCOTT COMPANY, L.P.

Ryder Scott Company, L.P., as independent oil and gas consultants, hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of Adams Resources & Energy, Inc. for the year ended December 31, 2019 (the “Annual Report”). We hereby further consent to the incorporation by reference in the Annual Report of our report entitled “Adams Resources Exploration Corporation - Estimated Future Reserves and Income Attributable to Certain Leasehold and Royalty Interests - SEC Parameters - As of December 31, 2016” and to the incorporation by reference of our report dated February 3, 2017, as an exhibit to the Annual Report.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
March 6, 2020

SUITE 800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799	FAX (403) 262-2790
633 17TH STREET, SUITE 1700	DENVER, COLORADO 80202	TEL (303) 339-8110